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                                                                  EXHIBIT 4.5(d)


                      AMENDMENT NO. 4 TO CREDIT AGREEMENT

                 AMENDMENT dated as of October 29, 1993 among CABOT OIL & GAS CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                             W I T N E S S E T H :

                 WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of January 15, 1990, as amended and restated by an Amended and Restated Credit Agreement dated as of December 10, 1990 and as amended by Amendment No. 1 dated February 14, 1992 and as amended by Amendment No. 2 dated May 28, 1993 and as amended by Amendment No. 3 dated June 11, 1993 (the "Existing Agreement"); and

                 WHEREAS, the parties hereto desire to amend the Existing Agreement as set forth below.

                 NOW, THEREFORE, the parties hereto agree as follows:

                 SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Existing Agreement shall have the meaning assigned to such term in the Existing Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Existing Agreement shall from and after the date hereof refer to the Existing Agreement as amended hereby.

                 SECTION 2. Amendment of Section 2.05 of the Existing Agreement.

                 (a) The definition of "CD Margin" contained in Section 2.05(b) of the Existing Agreement is amended and restated to read as follows:

                     "CD Margin" means (i) .875% prior to June 1, 1997, (ii) 1.125% on or after June 1, 1997 and prior to June 1, 2001, and (iii) 1.375% on and after June 1, 2001.

                 (b) The definition of "Euro-Dollar Margin" contained in
Section 2.05(c) of the Existing Agreement is amended and restated to read as follows:

                     "Euro-Dollar Margin" means (i) .75% prior to June 1,
                     1997,
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                       (ii) 1% on and after June 1, 1997 and prior to June 1,
                       2001, and (iii) 1.25% on and after June 1, 2001.

                 SECTION 3. New Bank; Changes in Commitments. With effect from and including the date this Amendment becomes effective in accordance with
Section 6 hereof, (i) each Bank listed on the signature pages hereof which is not a party to the Existing Agreement shall become a Bank party to the Existing Agreement, (ii) the aggregate amount of the Commitments of the Banks shall be increased from $150,000,000 to $210,000,000, (iii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to
Section 2.07(b) of the Existing Agreement, and (iv) the signature pages of the Existing Agreement are hereby amended in accordance with the foregoing provisions of this Section 3.

                 SECTION 4. Repayment of Loans. The Borrower shall repay each Base Rate Loan and each Fixed Rate Loan outstanding on the date this Amendment becomes effective in accordance with Section 6 hereof (the "Amendment Effective Date"), on the Amendment Effective Date, in the case of any Base Rate Loan, and on the last date of the current Interest Period applicable to such Loan, in the case of any Fixed Rate Loan. If the Borrower elects to reborrow the amounts so repaid on any such date, any such Borrowing shall be ratably allocated to the Banks according to the Commitments after giving effect to this Amendment.

                 SECTION 5. NEW YORK LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 6. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received:

                 (i) duly executed counterparts hereof signed by the Borrower and each of the Banks listed on the signature pages hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); and

                 (ii) a duly executed Note for Citibank N.A., dated as of a date on or before the date of effectiveness hereof and otherwise in compliance with Section 2.03 of the Existing Agreement.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 4 to Credit Agreement to be duly executed as of the date first above written.

                                               CABOT OIL & GAS CORPORATION

                                               By: /s/ JOHN U. CLARKE
                                                  John U. Clarke
                                                  Executive Vice President and
                                                  Chief Financial Officer

Commitments

$17,500,000                                    MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK

                                               By: /s/ PHILIP W. MCNEAL
                                                   Title: VICE PRESIDENT


$17,500,000                                    J.P. MORGAN DELAWARE

                                               By: /s/ PHILIP S. WITGERS
                                                   Title: VICE PRESIDENT


$35,000,000                                    TEXAS COMMERCE BANK, N.A.

                                               By: /s/ LORI VETTERS
                                                   Title: VICE PRESIDENT





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$35,000,000                                    NATIONS BANK OF TEXAS, N.A.

                                               By: /s/ KRISTEN B. PALMER
                                                   Title: VICE PRESIDENT


$35,000,000                                    THE FIRST NATIONAL BANK OF
                                                 BOSTON

                                               By: /s/ MICHAEL CANE
                                                   Title: MANAGING DIRECTOR


$35,000,000                                    THE CHASE MANHATTAN BANK,
                                                 NATIONAL ASSOCIATION

                                               By: /s/ BETTYLOU J. ROBERT
                                                   Title: VICE PRESIDENT

$35,000,000                                    CITIBANK, N.A.

                                               By: /s/ EDWARD LETTIERI
                                                   Title: Vice President


Total Commitments

$210,000,000
============
                                               MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK, as Agent

                                               By: /s/ PHILIP W. MCNEAL
                                                   Title: VICE PRESIDENT





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